COLLATERAL ASSIGNMENT SPLIT DOLLAR AGREEMENT





          THIS AGREEMENT is made and entered into effective this 6th day of January, 1998, by, between and among POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Company"); JAMES H. SMITH III as successor Trustee under an Irrevocable Trust Agreement with David Pomeroy II, as Grantor dated September 24, 1987, ("Owner"); and DAVID POMEROY II who is a valuable employee of said Company, ("Employee").

          WHEREAS, Company is desirous of paying the premiums due on a New York Life Insurance Company policy on Employee's life as an employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

          WHEREAS, the parties intend that Owner would collaterally assign its interest in such policy to Company; and

          WHEREAS, the parties intend that by such collateral assignment, the Company shall retain only the right to such repayment, with the Owner retaining all other ownership rights in the policy as specified herein.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

          1.


                POLICY OWNERSHIP
          1.1 James H. Smith III, as successor Trustee under an Irrevocable Trust Agreement with David Pomeroy II, is the owner of a policy of insurance on the life of David Pomeroy II, ("Insured") issued by New York Life Insurance Company ("Insurance Company"). The policy number, face amount and beneficiary of said policy is recorded on Schedule "A" attached hereto ("Policy"). Said Policy will be collaterally assigned to the Company as security for the payments of amounts the Company will contribute for the premium payments. The Owner shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the collateral assignment of the Policy to Company.

          2.    PAYMENT OF PREMIUMS



          2.1 On or before the due date of each premium on the Policy, the Company will pay to the Owner or may pay directly to Insurance Company, an amount equal to the projected premium charge for the Policy less an amount equal to the value of the annual economic benefit (as computed for federal income tax purposes) attributable to the life insurance protection provided to Employee under this Agreement, which amount shall be the obligation of and responsibility of the Owner.

          2.2 Upon receipt of the amount which the Company is required to contribute under paragraph 2.1 of this Article, and if the
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                Company has not  exercised its option  to make the  payment directly to Insurance Company, the Owner will pay the full amount of the premium to Insurance Company. The Owner will pay the premium on the date it is due or within the grace period allowed by the Policy for the payment of the premium.

          3.    ASSIGNMENT OF POLICY



          3.1 The Owner shall collaterally assign the Policy to the Company so as to reflect the respective interests of the parties under this Agreement. Said assignment has been executed by the parties on ____________________, 1998, and made a part of said Policy and this Agreement.

          4.


                DIVIDENDS
          4.1 Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provision of the Policy shall conform to the provisions hereof.

          5.


                SURRENDER OF POLICY
          5.1 The Owner shall have the sole and exclusive right to surrender the Policy.

          5.2 If the Policy is surrendered, the Owner shall receive the surrender value of the Policy on behalf of the Company and shall pay that amount to the Company. The Owner may direct Insurance Company in writing to draw a check payable to the Company for that amount.

          6.    DEATH CLAIM



          6.1 Upon the death of the of the Employee, the Company shall have an interest in the proceeds of the Policy equal to the premium advance ("Premium Advance"). The Premium Advance shall be an amount equal to the cumulative total of the Company's share of the premiums paid on the policy less any amounts previously repaid by Owner to Company incident thereto. The balance of proceeds remaining shall be paid directly by Insurance Company to the beneficiary or beneficiaries designated by the Policy.

          7.


                TERMINATION OF AGREEMENT
          7.1 This Agreement shall terminate upon surrender of the Policy by the Owner or upon thirty (30) days written notice of
                termination  given  by  either  party  to  the  other,   by
                registered mail at the party's last known address.

          7.2 On termination, the Owner shall have thirty (30) days from the effective date of termination in which to remit to Company without interest the then existing Premium Advance.
                 Upon receipt of this amount, the Company shall release the collateral assignment on the Policy.



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          7.3   If the Owner does not remit the described amount within the thirty (30) day period, the Owner shall obtain the Policy's
                surrender value.   In that  case, Owner  shall receive  the
                surrender value of the Policy on behalf of the Company with respect to the then existing Premium Advance and pay that
                amount to  the  Company.   The  Insurance  Company  may  be
                directed by the Owner in writing to draw a check payable in that amount to the Company.

          8.


                INSURANCE COMPANY

          8.1 Any payments made or action taken by Insurance Company in accordance with the provisions of the Policy and the collateral assignment of the Policy shall fully discharge it from all claims, suits and demands of all persons.

          9.


                AMENDMENT AND BINDING EFFECT
          9.1 This embodies all agreements by the parties made with respect to the Policy. This Agreement may not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

          10.


                GOVERNING LAW
          10.1 This Agreement shall be subject to and shall be construed under the laws of the Commonwealth of Kentucky.

          11.   MISCELLANEOUS



          11.1 The following provisions are intended to meeting the requirements of the Employee Retirement Income Security Act of 1974.

                (a)  The named fiduciary shall be the Company.

                (b) The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurance Company when due.

                (c) Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits, in turn, being based on the payment of premiums as provided in the Plan.

                (d) For claims procedure purposes, the "claims manager" shall be the chief financial officer of the Company.

                     (i) If for any reason a claim for benefits under this Agreement is denied by the Company, the claims manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                          (A) The claimant's claim shall be deemed filed when presented orally and in writing to the claims manager.

                          (B) The claims manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

                     (ii) The claimant shall have sixty (60) days following
                          his receipt of the denial of the claim to file with the claims manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                     (iii)     The claims manager shall decide the issue on
                          review and furnish the claimant with a copy within sixty (60) days of receipt of the claim's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent agreement provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Hebron, Kentucky, on the day and year first above written.

                                          POMEROY COMPUTER RESOURCES, INC.


                                          By_______________________________


                                          _________________________________
                                          James  H.  Smith  III,  Successor
          Trustee


                                          _________________________________



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                                          David Pomeroy II - Employee























































                                        - 5 -
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                                     SCHEDULE A





          Policy No.           Face Amount





                                                  Beneficiary

          46 190 933      $1,000,000.00      James H.  Smith  III,  or  his
                                             successor,    as     Successor
                                             Trustee  under  the  David  B.
                                             Pomeroy II  Irrevocable  Trust
                                             Agreement dated September  24,
                                             1987.













































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





          INSURER:   New York Life Insurance Company








          POLICY #:


                     46 190 933





          INSURED:


                     David Pomeroy II





          OWNER:


                     James  H.  Smith  III,  successor  Trustee  under   an



                     Irrevocable Trust Agreement dated September 24, 1987, with David B. Pomeroy II, as Grantor












          COLLATERAL ASSIGNEE:


                                    Pomeroy Computer Resources, Inc.





          This Collateral Assignment Split Dollar Agreement was recorded by New York Life Insurance Company on ________________, 1998.

                                             NEW   YORK   LIFE    INSURANCE
          COMPANY



                                             By:
          _____________________________
                                                                 (Name  and
          Title)


























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